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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934




       Date of Report (date of earliest event reported): January 29, 2001



                           TRANSOCEAN SEDCO FOREX INC.
             (Exact name of registrant as specified in its charter)



         CAYMAN ISLANDS                  333-75899                   N/A

(State or other jurisdiction of         (Commission           (I.R.S. Employer
 incorporation or organization)         File Number)         Identification No.)




                                4 GREENWAY PLAZA
                              HOUSTON, TEXAS 77046
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (713) 232-7500



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ITEM 2. ACQUISITION OR DISPOSITIONS OF ASSETS.

         On January 31, 2001 at 11:15 a.m. Houston time (the "Effective Time"), Transocean Sedco Forex Inc. (the "Company") completed its merger with R&B Falcon Corporation ("R&B Falcon"). Under the terms of an Agreement and Plan of Merger dated as of August 19, 2000 among Transocean, Transocean Holdings Inc., a direct wholly owned subsidiary of the Company ("Sub"), TSF Delaware Inc., a direct wholly owned subsidiary of Sub ("Merger Sub"), and R&B Falcon, Merger Sub merged (the "Merger") with and into R&B Falcon, with R&B Falcon surviving as a direct wholly owned subsidiary of Sub. At an Extraordinary General Meeting of Shareholders held on December 12, 2000, the Company's shareholders approved, among other things, the issuance of ordinary shares of the Company required to consummate the Merger.

         As a result of the Merger, each share of R&B Falcon's common stock, par value $.01 per share (the "R&B Common Stock"), issued and outstanding immediately prior to the Effective Time (other than shares owned by R&B Falcon, any wholly owned subsidiary of R&B Falcon, the Company, Sub or Merger Sub) has been converted into the right to receive .5 validly issued ordinary shares, par value $.01 per share, of the Company (the "Company Ordinary Shares"). In the aggregate, the Company is issuing 106,062,740 Company Ordinary Shares in exchange for the issued and outstanding shares of R&B Falcon Common Stock and expects to assume warrants and options exercisable for up to 13,219,717 shares of Company Ordinary Shares. The exchange ratio of .5 Company Ordinary Shares for each share of R&B Falcon Common Stock was determined by arms-length negotiations between the Company and R&B Falcon. The Company will account for the Merger using the purchase method of accounting.

         R&B Falcon is a provider of marine contract drilling and ancillary services on a worldwide basis. R&B Falcon provides the equipment and personnel for drilling wells and conducting workover operations on wells in marine environments and on land. R&B Falcon possesses experience in deepwater drilling, U.S. and international shallow-water drilling, inland barge drilling, land drilling, marine services and turnkey drilling. At the Effective Time, R&B Falcon operated a fleet of 111 full or partially owned, chartered and managed mobile offshore drilling units, inland barges and other assets utilized in the support of offshore drilling activities, including 10 semisubmersible drilling rigs (one of which is under construction), 10 drillships and 42 jackup drilling rigs. The Company expects to continue to use R&B Falcon's assets in substantially the same manner in its worldwide offshore contacting business.

         There were no material relationships between the Company and R&B Falcon prior to the consummation of the Merger. In accordance with the terms of the Merger Agreement, at the Effective Time, Charles A. Donabedian, Paul B. Loyd, Jr. and Richard A. Pattarozzi, who previously served on the R&B Falcon Board of Directors, became members of the Board of Directors of the Company, and Mr. Loyd entered into a consulting agreement with R&B Falcon.

         On January 29, 2001, the Company issued a press release (the "January 29 Press Release") announcing January 31, 2001 as the date of the closing of the Merger and the election of the three new directors. The January 29 Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.


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         On January 31, 2001, the Company issued a press release (the "January
31 Press Release") announcing the completion of the Merger. The January 31 Press Release is included as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 5. OTHER EVENTS.

         At the Extraordinary General Meeting of Shareholders held on December 12, 2000, the Company's shareholders approved the increase of the authorized ordinary share capital of the Company from 300,000,000 to 800,000,000, the amendment of the Company's Memorandum and Articles of Association to increase the maximum size of the Board of Directors to 13 persons and make updating and other clarifying changes, the amendment of the Company's Long-Term Incentive Plan to, among other things, increase the number of ordinary shares reserved for issuance under the plan from 13,300,000 to 19,500,000 and the amendment of the Company's Employee Stock Purchase Plan to increase the number of ordinary shares reserved for issuance under the plan from 750,000 to 1,500,000. The Memorandum of Association and Articles of Association, as so amended, are filed as Exhibit
3.1 and Exhibit 3.2 to this Current Report on Form 8-K and are incorporated herein by reference.

         On January 30, 2001, the Company issued a press release (the "January 30 Press Release") announcing its fourth quarter and full year 2000 results, describing the Company's rig utilization rates and average dayrates, the status of the Company's new rig construction program, the outlook for the offshore drilling industry and the Company's near-term to medium-term prospects. The January 30 Press Release is included as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

         On February 6, 2001, the Company issued a press release (the "February 6 Press Release") disclosing that it had received a notice of termination from Elf Exploration-Angola regarding the three-year contract on the newbuild semisubmersible Sedco Express. The Sedco Express is presently located at Las Palmas undergoing testing and commissioning. The February 6 Press Release is included as Exhibit 99.4 to this Current Report on Form 8-K and is incorporated herein by reference.

         The Cajun Express and Sedco Energy are presently located in the U.S. Gulf of Mexico and Las Palmas, respectively, where testing and commissioning of software necessary to control drill floor equipment continues on both rigs. The Cajun Express is presently expected to be delivered to Marathon by the end of the first quarter 2001, while the Sedco Energy is expected to begin operations with Texaco by early second quarter 2001, following a three week mobilization to Brazil.

         On a January 30, 2001, investor conference call, the Company noted that there is no drop-dead date on the Sedco Energy contract with Texaco. The Company expects to lose one day for each day the rig is delayed and based on current outlook for when the rig would go on contract with Texaco, this would end up being about a three-and-half year contract.


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         The Company noted on the conference call that the Cajun Express contract with Marathon also has a cancellation option date of March 31, 2001 and the Company believes this deadline could end up being very close. The Company is currently having discussions with Marathon. Both parties would like to make some changes to the contract and the Company is hopeful that it will reach a solution that will reduce the Company's risk and also improve some of the contract terms from Marathon's perspective. The Company noted however, there is clearly some uncertainty regarding exactly what the final result will be on the Cajun Express contract.

         The Company noted on the conference call that 2001 is expected to have a weak start. In particular, the first quarter is expected to be very weak with projected earnings in the range of break-even to $.05 a share. The Company expects that the second quarter will start to see significant strengthening and the second half of the year should be much stronger. The Company expects earnings to exceed $1.00 per share in the second half of 2001. For the entire year 2001, the Company expects earnings for the combined companies to be in a range of $1.33 to $1.78 per share. The Company noted, that it believes current analyst consensus estimates for Transocean Sedco Forex on a standalone basis of $1.82 per share were high by at least 10%.

         The Company noted that it expected the combined companies (Transocean Sedco Forex and R & B Falcon) to experience more than 1000 idle rig days of shipyard time and estimated that more than 40% of that time would be in the first quarter and approximately 25% of that time would be in the second quarter.

         The Company also noted, that for the combined companies, approximately 40% of rig time was contracted for 2001 and 16 to 17% was contracted for 2002.

         Interest and capitalized interest for 2001 is expected to be approximately $300 million and $25 million respectively. Depreciation and amortization for 2001 is expected to be approximately $630 million for 2001 for the combined companies. The Company estimated that the combined companies would have combined capital expenditures (including maintenance capital expenditures) of approximately $400 million to $500 million in 2001.

         The statements described in this report and made in the press releases that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements to the effect that the Company or management "anticipates," "believes," "budgets," "estimates," "expects," "forecasts," "intends," "plans," "predicts," or "projects" a particular result or course of events, or that such result or course of events "could," "might," "may" or "should" occur, and similar expressions, are also intended to identify forward-looking statements. Forward-looking statements described above and made in the press releases include, but are not limited to, statements involving expected earnings and other financial results for the first quarter of 2001, for the full year 2001 and for other periods, future maintenance and capital expenditures, interest and capitalized interest, depreciation and


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amortization, shipyard and downtime, future market conditions, the timing and cost of completion of capital projects, U.K. and Asian markets, use of acquired assets, 2001 rig downtime and shipyard time, newbuilds (including the timing of delivery and outcome of pending discussions), expected dayrates, possible assignments, outlook for the oil and gas industry, customer spending levels and extensions, outcome of U.K. regulatory processes and expectations with regard to market outlook. Such statements are subject to numerous risks, uncertainties and assumptions, including but not limited to, uncertainties relating to the level of activity in offshore oil and gas exploration and development, exploration success by producers, oil and gas prices, demand for offshore rigs, competition and market conditions in the contract drilling industry, actions and approvals of third parties, the Company's ability to successfully integrate the operations of acquired businesses, costs, delays and other difficulties related to the merger with R&B Falcon, U.K. and other regulatory actions, delays or cost overruns on construction projects and possible cancellation of drilling contracts as a result of delays or performance, outcome of ongoing discussions regarding newbuilds, work stoppages by shipyard workers where the Company's newbuilds are being constructed, the Company's ability to enter into and the terms of future contracts, the availability of qualified personnel, labor relations and the outcome of negotiations with unions representing workers, operating hazards, political and other uncertainties inherent in non-U.S. operations (including exchange and currency fluctuations), the impact of governmental laws and regulations, the adequacy of sources of liquidity, the effect of litigation and contingencies and other factors described above and discussed in the Company's Form 10-K for the year ended December 31, 1999, Proxy Statement/Prospectus dated October 30, 2000 and in the Company's other filings with the SEC, which are available free of charge on the SEC's website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (a) - (b) FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION WILL BE FILED BY AMENDMENT TO THIS REPORT NOT LATER THAN 60 DAYS FROM FEBRUARY 15, 2001.

         (c) EXHIBITS.

         The following exhibits are filed herewith:

          2.1 Agreement and Plan of Merger dated as of August 19, 2000 by and among Transocean Sedco Forex Inc., Transocean Holdings Inc., TSF Delaware Inc. and R&B Falcon Corporation (incorporated by reference to Annex A to the joint proxy statement/prospectus dated October 30, 2000 included in a 424(b)(3) prospectus filed by the Company on November 1,
                  2000).

          3.1 Memorandum of Association of Transocean Sedco Forex Inc. (incorporated by reference to Annex E to the joint proxy statement/prospectus dated October 30, 2000


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                  included in a 424(b)(3) prospectus filed by the Company on
                  November 1, 2000).

          3.2 Articles of Association of Transocean Sedco Forex Inc. (incorporated by reference to Annex F to the joint proxy statement/prospectus dated October 30, 2000 included in a 424(b)(3) prospectus filed by the Company on November 1,
                  2000).

          99.1    Press Release dated January 29, 2001.

          99.2    Press Release dated January 30, 2001.

          99.3    Press Release dated January 31, 2001.

          99.4    Press Release dated February 6, 2001.


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                     TRANSOCEAN SEDCO FOREX INC.



Date: February 6th, 2001             By: /s/ ERIC BROWN
                                        -------------------------
                                          Eric Brown
                                          Vice President, General
                                          Counsel and Secretary


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                                  EXHIBIT INDEX

EXHIBIT
NUMBER            DESCRIPTION
-------           -----------

 99.1             Press Release dated January 29, 2001.

 99.2             Press Release dated January 30, 2001.

 99.3             Press Release dated January 31, 2001.

 99.4             Press Release dated February 6, 2001.